P O W E R   O F   A T T O R N E Y

KNOW ALL MEN BY THESE PRESENTS THAT

I, DANIEL J. GEARY, have made, constituted and appointed, and by these presents do make, constitute and appoint DAVID B. LUPP, DANIEL G. KEANE, ROBERT J. OLIVIERI or JOHN B. DRENNING true and lawful attorney for me and in my name, place and stead, to prepare, execute and file with the Securities and Exchange Commission, National Association of Securities Dealers, or any other appropriate regulatory or administrative agencies any and all forms, statements or reports which may be required with respect to reporting my beneficial ownership of securities of MOD-PAC CORP., including, without limitation, the statements entitled  “Initial Statement of Beneficial Ownership of Securities” on Form 3,  “Statement of Change in Beneficial Ownership of Securities” on Form 4, and “Annual Statement of Beneficial Ownership of Securities” on Form 5 required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, giving and granting unto said attorney full power and authority to do and perform all and every act or thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorney, or his substitute(s) shall lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 17th day of May, 2006.

/s/ Daniel J. Geary

STATE OF NEW YORK

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)  SS.:

COUNTY OF ERIE

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On this 17th  day of May, 2006, before me, the subscriber, personally appeared Daniel J. Geary, to me personally known to be the same person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Linda M. Curtis

Notary Public

LINDA M. CURTIS

Notary Public, State of New York

Qualified in Erie County

Commission Expires: 9/23/06